Exhibit 99.1

October 29, 2020

Code Chain New Continent Limited

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jinagsu, China 226001

Board of Directors,

Please accept my resignation as the Vice President at Code Chain New Continent Limited, effective from October 29, 2020.

I appreciate the opportunities from growth and development the company have provided during my tenure.

Please let know how I can be of help during the transition period. I wish the company the very best going forward.

Sincerely,

/s/ Xiaonian Zhang

Xiaonian Zhang